                                                                    Exhibit 12.1

                   Spieker Properties, L.P. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (in thousands, except ratios)

                                                              Three Months Ended                   Nine Months Ended
                                                        -----------------------------------------------------------------------
                                                        September 30,      September 30,      September 30,       September 30,
                                                            1996                1995              1996                1995
                                                        -----------------------------------------------------------------------
Earnings:
   Income from operations before disposal of real
     estate properties and minority interest             $16,096             $ 8,811            $48,207           $20,242

   Interest expense(1)                                     9,761              10,690             26,443            35,711
   Amortization of capitalized interest                       61                  52                182               156
                                                        -----------------------------------------------------------------------
   Total earnings                                        $25,918              $19,553           $74,832           $56,109
                                                        =======================================================================

Fixed charges:
   Interest expense(1)                                   $ 9,761              $10,690           $26,443            $35,711
   Capitalized interest                                      640                  325             1,842                976
                                                        -----------------------------------------------------------------------
   Total  fixed charges                                  $10,401              $11,015           $28,285            $36,687
                                                        =======================================================================
Ratio of earnings to fixed charges                           2.49                 1.78              2.65               1.53
                                                        =======================================================================
Fixed charges in excess of earnings                      $    --              $    --            $   --            $    --
                                                        =======================================================================

Notes:
   (1) Includes amortization of debt discount and deferred financing fees.